SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED August 25, 1999
(To Prospectus dated May 17, 1999)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Seller and Master Servicer

                    CHL Mortgage Pass-Through Trust 1999-10
                                    Issuer


              Mortgage Pass-Through Certificates, Series 1999-10
                              -----------------


The Class A-21                  The Class A-21 Certificates
certificates represent
obligations of the trust        o  This supplement relates to the offering of the Class A-21 certificates of the
only and do not                    series referenced above. This supplement does not contain complete
represent an interest in           information about the offering of the Class A-21 certificates. Additional
or obligation of                   information  is contained in the prospectus supplement dated August 25,
CWMBS, Inc.,                       1999 prepared in connection with the offering of the offered certificates of
Countrywide Home                   the series referenced above and in the prospectus of the depositor dated May
Loans, Inc. or any of              17, 1999. You are urged to read this supplement, the prospectus
their affiliates.                  supplement and the prospectus in full.

This supplement may             o  As of the August 27, 2001, the class certificate balance of the Class A-21
be used to offer and sell          certificates was approximately $43,177,450.
the offered certificates
only if accompanied by
the prospectus
supplement and the
prospectus.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-21 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

September 7, 2001

                               THE MORTGAGE POOL

     As of August 1, 2001 (the "Reference Date"), the Mortgage Pool included approximately 1,053 Mortgage Loans having an aggregate Stated Principal Balance of approximately $356,619,886.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                             As of
                                                                                        August 1, 2001
          Total Number of Mortgage Loans............................................         1,053
          Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
                   30-59 days.......................................................         1.90%
                   60-90 days.......................................................         0.28%
                   91 days or more (excluding pending foreclosures).................         0.00%
                                                                                             -----
                   Total Delinquencies..............................................         2.18%
                                                                                             =====
          Foreclosures Pending......................................................         2.18%
                                                                                             -----
          Total Delinquencies and foreclosures pending..............................         2.27%
                                                                                             =====

--------------
(1)  As a percentage of the total number of Mortgage Loans as of the Reference Date.


     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans, Inc. will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $8.671 billion at February 28, 1997, to approximately $11.002 billion at February 28, 1998, to approximately $15.381 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001 and to approximately

$21.271 billion at May 31, 2001. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                       At February 28, (29),                          Period
                                                                                                      Ended
                                                                                                     May 31,
                                        1998            1998            2000            2001           2000
                                        ----            ----            ----            ----           ----
Delinquent Mortgage Loans and
     Pending Foreclosures at
     Period End:
         30-59 days..............      1.08%           1.03%           1.37%           1.61%           1.31%
         60-89 days..............      0.16            0.18            0.22            0.28            0.26
         90 days or more
              (excluding pending
              foreclosures)......
                                       0.16            0.12            0.16            0.14            0.17
                                       ----            ----            ----            ----            ----
         Total of delinquencies..
                                       1.40%           1.33%           1.75%           2.03%           1.74%
                                       ====            ====            ====            ====            ====
Foreclosures pending.............      0.17%           0.14%           0.16            0.27%           0.21
                                       ====            ====            ====            =====           ====
Total delinquencies and
     foreclosures pending........      1.57%           1.47%           1.92%           2.30%           1.93%
                                       ====            ====            ====            ====            ====
Net Gains/(Losses) on liquidated
     loans (1) ..................  $(2,662,000)    $(3,704,605)    $(3,076,240)      $(2.988,604)  $(565,394)
Percentage of Net Gains/(Losses)
     on liquidated loans (1)(2) .
                                      (0.024)%        (0.0018)%       (0.017)%        (0.014)%        (0.003)%
Percentage of Net Gains/(Losses)
     on liquidated loans (based
     on average outstanding
     principal balance)(1) ......     (0.027)%        (0.021)%        (0.018)%        (0.015)%        (0.003)%
-----------------

(1)  "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2)  Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


                  DESCRIPTION OF THE CLASS A-21 CERTIFICATES

     The Class A-21 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-21 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

     As of August 27, 2001 (the "Certificate Date"), the Class Certificate Balance of the Class A-21 Certificates was approximately $43,177,450 evidencing a beneficial ownership interest of approximately 12.11% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $336,879,317 and evidenced in the aggregate, a beneficial ownership interest of approximately 94.47% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $19,740,570 and evidenced in the aggregate, a beneficial ownership interest of approximately 5.54% in the Trust Fund. For additional information with respect to the Class A-21 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The monthly statement for August 2001, that has been furnished to Certificateholders of record on the most recent Distribution Date, is included herein as Exhibit 2.

Revised Structuring Assumptions

Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (ii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iii) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (iv) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (v) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vi) the scheduled monthly payment for each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (vii) the Class Certificate Balance of the Class A-21 Certificates is $43,177,450, (viii) interest accrues on the Class A-21 Certificates at the applicable interest rate described in the Prospectus Supplement, (ix) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (x) the closing date of the sale of the Class A-21 Certificates is September 7, 2001, (xi) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination" and (xiii) no Class of Certificates become a Restricted Class. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption

 ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 250% SPA assumes prepayment rates will be 0.50% per annum in month one, 1.0% per annum in month two, and increasing by 0.50% in each succeeding month until reaching a rate of 15.0% per annum in month 30 and remaining constant at 15.0% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class A-21 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.


                                   Percent of Class Certificate
                                       Balance Outstanding*

                                                                 Class A-21
                                                             Percentage of SPA
                   Distribution Date              0%     100%     250%     400%     500%
                   -----------------              --     ----     ----     ----     ----
         Initial Percent..................        100     100      100     100       100
         September 25, 2002...............        100     100      100     100       100
         September 25, 2003...............        100     100      100     100       100
         September 25, 2004...............        100     100      100      99        99
         September 25, 2005...............         99      97       94      91        88
         September 25, 2006...............         99      94       88      81        76
         September 25, 2007...............         98      90       78      67        57
         September 25, 2008...............         96      84       67      53        38
         September 25, 2009...............         94      77       56      39        26
         September 25, 2010...............         92      71       47      29        18
         September 25, 2011...............         89      65       39      22        12
         September 25, 2012...............         87      59       32      16         8
         September 25, 2013...............         84      54       26      12         6
         September 25, 2014...............         81      49       21       9         4
         September 25, 2015...............         78      44       17       6         3
         September 25, 2016...............         74      39       14       5         2
         September 25, 2017...............         70      35       11       3         1
         September 25, 2018...............         66      31        9       2         1
         September 25, 2019...............         62      27        7       2         -
         September 25, 2020...............         57      24        6       1         -
         September 25, 2021...............         52      20        4       1         -
         September 25, 2022...............         47      17        3       1         -
         September 25, 2023...............         41      14        3       -         -
         September 25, 2024...............         35      11        2       -         -
         September 25, 2025...............         28       9        1       -         -
         September 25, 2026...............         21       6        1       -         -
         September 25, 2027...............         14       4        -       -         -
         September 25, 2028...............          6       1        -       -         -
         September 25, 2029...............          0       0        0       0         0
                                                    -       -        -       -         -
         Weighted Average Life (years) **.       19.3     13.8      9.9     8.0       7.0
      --------------------------
      *  Rounded to the nearest whole percentage.
      ** Determined as specified under "Weighted Average Lives of the Offered Certificates"
         in the Prospectus Supplement.


                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $0 and $0 and $0, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A-21 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

Foreign Investors

     A Foreign Investor who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf will not be subject to United States Federal income taxes on payments of principal, premium, interest or original issue discount on a Certificate, unless such Foreign Investor is a direct or indirect 10% or greater certificateholder of the Trust Fund, a controlled foreign corporation related to the Trust Fund or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

     - is signed under penalties of perjury by the beneficial owner of the Certificate,

     - certifies that such owner is not a U.S. Holder, and

     - provides the beneficial owner's name and address.

     A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Foreign Investor (which itself is not a Withholding Agent).

     Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Certificate Owner who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of Certificates held by a foreign partnership (or foreign trust), the partnership (or trust) will be required to provide the certification from each of its partners (or beneficiaries), and the partnership (or trust) will be required to provide certain additional information.

     A foreign Certificate Owner whose income with respect to its investment in a Certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

     Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

     Generally, a Foreign Investor will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Certificate, unless such Foreign Investor is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Foreign Investor should consult its tax advisor in this regard.

     The Certificates will not be includible in the estate of a Foreign Investor unless the individual is a direct or indirect 10% or greater certificateholder of the Trust Fund or, at the time of such individual's death, payments in respect of the Certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

     Backup withholding of United States Federal income tax may apply to payments made in respect of the Certificates to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Certificates to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those Foreign Investors who are not exempt recipients.

     In addition, upon the sale of a Certificate to (or through) a broker, the broker must report the sale and backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller certifies that such seller is a Foreign Investor (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-21 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemptions will apply to the acquisition and holding of Class A-21 Certificates by Plans and that all conditions of the Exemptions other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

     The Class A-21 Certificates are currently rated "AAA" by Fitch, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-21 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1
               Current Mortgage Rates for the Mortgage Loans (1)
-------------------------------------------------------------------------------
 Range of Current        Number of         Aggregate Unpaid     Percent of Loan
 Mortgage Rates(%)     Mortgage Loans      Principal Balance       Group(%)
-------------------------------------------------------------------------------
6.250                               1                $364,307              0.10
6.375                               1                 263,333              0.07
6.500                               5               2,510,681              0.70
6.625                               2                 595,149              0.17
6.750                              15               5,287,452              1.48
6.875                              33               9,843,933              2.76
7.000                              86              30,156,437              8.46
7.125                              75              24,352,420              6.83
7.250                             116              38,044,989             10.67
7.375                             112              39,069,377             10.96
7.500                             145              47,911,874             13.43
7.625                              87              30,107,149              8.44
7.750                             116              39,513,664             11.08
7.875                             104              35,738,316             10.02
8.000                              64              20,127,177              5.64
8.125                              31              11,458,628              3.21
8.250                              20               6,740,642              1.89
8.375                              12               3,775,217              1.06
8.500                              13               5,878,687              1.65
8.625                               7               2,014,449              0.56
8.750                               3               1,012,767              0.28
8.875                               4               1,242,061              0.35
9.250                               1                 611,175              0.17
-------------------------------------------------------------------------------

        Total                   1,053            $356,619,886            100.00
                     ==========================================================

-------------------

(1) The weighted average Mortgage Rate of the Fixed Rate Mortgage Loans is approximately 7.535% per annum.

                 Current Mortgage Loan Principal Balances (1)
-------------------------------------------------------------------------------
     Range of Current
Mortgage Loan Principal      Number of      Aggregate Unpaid    Percent of Loan
      Balance ($)         Mortgage Loans    Principal Balance      Group(%)
-------------------------------------------------------------------------------
$ 0.00  to   $ 50,000               3                $102,493              0.03
$ 50,000.01 to $100,000             9                 655,083              0.18
$100,000.01 to $150,000            10               1,232,545              0.35
$150,000.01 to $200,000             8               1,455,507              0.41
$200,000.01 to $250,000            67              16,093,780              4.51
$250,000.01 to $300,000           389             106,991,573             30.00
$300,000.01 to $350,000           242              78,386,933             21.98
$350,000.01 to $400,000           128              48,051,490             13.47
$400,000.01 to $450,000            61              25,906,394              7.26
$450,000.01 to $500,000            60              28,639,454              8.03
$500,000.01 to $550,000            22              11,534,826              3.23
$550,000.01 to $600,000            17               9,876,750              2.77
$600,000.01 to $650,000            20              12,489,827              3.50
$650,000.01 to $700,000             5               3,367,142              0.94
$700,000.01 to $750,000             1                 735,390              0.21
$750,000.01 to $1,000,000           8               7,288,393              2.04
$1,000,000.01 to $1,500,000         3               3,812,306              1.07
-------------------------------------------------------------------------------
        Total                    1,053           $356,619,886            100.00
                            ===================================================

-------------------------

(1) The average current Fixed Rate Mortgage Loan principal balance is approximately $338,670.


                   Documentation Program for Mortgage Loans
-------------------------------------------------------------------------------
                             Number of      Aggregate Unpaid    Percent of Loan
     Property Type        Mortgage Loans    Principal Balance      Group(%)
-------------------------------------------------------------------------------

Alternative                        400           $134,948,615             37.84
Full                               423            146,590,942             41.11
No Income/No Asset                  12              3,743,585              1.05
Reduced                            209             68,923,545             19.33
Streamlined                          9              2,413,198              0.68
-------------------------------------------------------------------------------
        Total                    1,053           $356,619,886            100.00
                            ===================================================

                  State Distributions of Mortgaged Properties
-------------------------------------------------------------------------------
                             Number of      Aggregate Unpaid    Percent of Loan
     Property Type        Mortgage Loans    Principal Balance      Group(%)
-------------------------------------------------------------------------------
AL                                   3               $859,447              0.24
AK                                   1                230,320              0.06
AZ                                  15              4,930,023              1.38
AR                                   3              1,035,804              0.29
CA                                 484            171,673,333             48.14
CO                                  37             11,183,749              3.14
CT                                   6              2,170,007              0.61
DC                                   3                989,600              0.28
FL                                  27              9,251,314              2.59
GA                                  22              6,670,742              1.87
HI                                  15              5,441,133              1.53
ID                                   7              2,145,527              0.60
IL                                  33             10,682,201              3.00
IN                                   5              2,135,957              0.60
KS                                   2                624,993              0.18
KY                                   2                523,363              0.15
LA                                   7              2,195,400              0.62
ME                                   1                341,119              0.10
MD                                  16              5,012,087              1.41
MA                                  26              8,704,153              2.44
MI                                  20              7,258,343              2.04
MN                                  14              4,018,550              1.13
MO                                  11              3,093,831              0.87
MT                                   1                392,367              0.11
NV                                   8              3,059,086              0.86
NH                                   1                343,028              0.10
NJ                                  44             15,356,393              4.31
NM                                   1                340,469              0.10
NY                                  30              9,892,955              2.77
NC                                   7              2,220,788              0.62
OH                                   9              2,848,024              0.80
OK                                   3                786,155              0.22
OR                                  11              3,354,941              0.94
PA                                  12              3,497,113              0.98
RI                                   3                920,199              0.26
SC                                   3              1,344,838              0.38
TN                                   9              2,926,260              0.82
TX                                  69             21,330,298              5.98
UT                                  12              3,853,326              1.08
VT                                   1                259,925              0.07
VA                                  27              9,104,507              2.55
WA                                  35             11,191,310              3.14
WI                                   1                289,562              0.08
WY                                   6              2,137,347              0.60
-------------------------------------------------------------------------------
       Total                     1,053           $356,619,886            100.00
                            ===================================================

                                   Current Loan-to-Value Ratios (1)
-------------------------------------------------------------------------------
Range of Loan-to-Value      Number of      Aggregate Unpaid    Percent of Loan
       Ratios(%)          Mortgage Loans   Principal Balance       Group(%)
-------------------------------------------------------------------------------
  0.01-50.00                        29           $10,576,033               2.97
 50.01-55.00                        25            10,223,014               2.87
 55.01-60.00                        36            12,535,382               3.52
 60.01-65.00                        48            18,988,074               5.32
 65.01-70.00                        78            27,404,753               7.68
 70.01-75.00                       193            68,003,505              19.07
 75.01-80.00                       570           187,155,901              52.48
 80.01-85.00                         8             2,692,658               0.76
 85.01-90.00                        52            15,434,535               4.33
 90.01-95.00                        14             3,606,031               1.01
-------------------------------------------------------------------------------
       Total                     1,053          $356,619,886             100.00
                            ===================================================

------------------------

(1) The weighted average Loan-to-Value Ratio of the Fixed Rate Mortgage Loans is approximately 74.655%.



                                     Type of Mortgaged Properties
-------------------------------------------------------------------------------
                            Number of      Aggregate Unpaid    Percent of Loan
   Property Type          Mortgage Loans   Principal Balance       Group(%)
-------------------------------------------------------------------------------
Single Family                      756          $261,223,944              73.25
Planned Unit Development           249            80,738,967              22.64
2-4 Family                          22             7,305,216               2.05
Condominium                         25             7,072,925               1.98
Hi-Rise Condo                        1               278,835               0.08
-------------------------------------------------------------------------------
        Total                    1,053          $356,619,886             100.00
                            ===================================================


                                         Occupancy Types (1)
-------------------------------------------------------------------------------
                            Number of      Aggregate Unpaid    Percent of Loan
  Occupancy Type          Mortgage Loans   Principal Balance       Group(%)
-------------------------------------------------------------------------------
Second Residence                   20             $6,047,169               1.70
Investor Property                   9              2,557,130               0.72
Primary Residence               1,024            348,015,588              97.59
-------------------------------------------------------------------------------
        Total                   1,053           $356,619,886             100.00
                            ===================================================

-------------------------

(1) Based upon representations of the related Mortgagors at the time of origination.

                        Remaining terms to Maturity (1)
-------------------------------------------------------------------------------
                            Number of      Aggregate Unpaid    Percent of Loan
 Remaining Terms          Mortgage Loans   Principal Balance      Group(%)
-------------------------------------------------------------------------------
21                                     1          $44,454.86              0.01
49                                     1          100,638.67              0.03
64                                     1          180,972.76              0.05
80                                     1          130,472.58              0.04
154                                    1          203,052.89              0.06
161                                    1          240,994.94              0.07
185                                    1          284,023.60              0.08
191                                    1          222,618.31              0.06
201                                    1          230,735.21              0.06
211                                    2          478,643.24              0.13
214                                    1          279,530.58              0.08
236                                    1          199,162.20              0.06
246                                    1          350,638.73              0.10
247                                    1          487,299.35              0.14
252                                    1          312,304.15              0.09
254                                    1          230,902.05              0.06
258                                    1          283,792.80              0.08
262                                    1          253,255.29              0.07
264                                    1          234,610.74              0.07
265                                    1          272,110.32              0.08
266                                    1          241,960.98              0.07
267                                    1          260,109.90              0.07
268                                    1          294,113.17              0.08
272                                    1          179,058.16              0.05
273                                    1          283,171.32              0.08
274                                    2          429,781.48              0.12
275                                    3          790,032.79              0.22
277                                    1          264,607.04              0.07
278                                    2          537,256.56              0.15
280                                    1          330,920.07              0.09
282                                    3          880,894.55              0.25
283                                    1          603,573.76              0.17
285                                    2          627,699.54              0.18
287                                    3        1,083,478.09              0.30
289                                    2          598,404.37              0.17
292                                    1          580,228.15              0.16
293                                    2          558,417.11              0.16
294                                    3          898,998.25              0.25
295                                    1          302,954.69              0.08
296                                    1          245,387.02              0.07
297                                    1          368,760.87              0.10
298                                    1          675,564.63              0.19
299                                    1          340,011.67              0.10
-------------------------------------------------------------------------------

                        Remaining terms to Maturity (1)
-------------------------------------------------------------------------------
                            Number of      Aggregate Unpaid    Percent of Loan
 Remaining Terms          Mortgage Loans   Principal Balance      Group(%)
-------------------------------------------------------------------------------
302                                    1          243,389.01              0.07
303                                    1          515,644.78              0.14
305                                    3        1,189,375.45              0.33
306                                    2          534,117.58              0.15
307                                    1           25,698.65              0.01
308                                    5        1,476,256.42              0.41
309                                    2          509,860.40              0.14
310                                    1          293,300.70              0.08
311                                    2          736,665.08              0.21
312                                    4        1,434,652.48              0.40
313                                    1          275,696.71              0.08
314                                    4        1,251,008.06              0.35
315                                    3          965,372.89              0.27
316                                    8        2,446,404.09              0.69
317                                    3          908,631.20              0.25
318                                    7        2,264,552.71              0.64
319                                    7        1,719,411.54              0.48
320                                   11        3,917,814.49              1.10
321                                    4        1,315,331.47              0.37
322                                   10        3,192,929.58              0.90
323                                    5        2,375,457.72              0.67
324                                   13        4,378,446.40              1.23
325                                    7        3,024,060.96              0.85
326                                   10        2,775,055.11              0.78
327                                    6        1,880,576.00              0.53
328                                   13        4,693,518.01              1.32
329                                   19        5,678,505.59              1.59
330                                   12        3,172,438.31              0.89
331                                   28        9,986,931.79              2.80
332                                   27        8,584,450.38              2.41
333                                   40       12,550,362.75              3.52
334                                  114       39,185,521.33             10.99
335                                  473      163,607,379.01             45.88
336                                  149       53,115,471.82             14.89
-------------------------------------------------------------------------------
        Total                      1,053        $356,619,886            100.00
                            ===================================================
--------------------------

(1) The weighted average remaining Months to Scheduled Maturity is approximately 329 months.

                                      Purpose of Mortgage Loans
-------------------------------------------------------------------------------
                            Number of      Aggregate Unpaid    Percent of Loan
   Loan Purpose          Mortgage Loans    Principal Balance      Group(%)
-------------------------------------------------------------------------------
Purchase                             731        $246,257,448             69.05
Refinance (rate/term)                190         $64,694,042             18.14
Refinance (cash out)                 124         $42,262,071             11.85
CONST/PERM                             8          $3,406,325              0.96
------------------------------------------------------------------------------
        Total                      1,053        $356,619,886            100.00
                            ===================================================

                                   EXHIBIT 2



        THE                                                                                Distribution Date:  8/25/01
      BANK OF                                                                                  Revision Date:  8/30/01
        NEW
       YORK

101 Barclay Street
New York, NY 10286
                                                    Countrywide Home Loans
Attn:  Courtney Bartholomew                   Mortgage Pass-Through Certificates
       212-815-5795                                      Series 1999-10



                                   Certificateholder Monthly Distribution Summary
---------------------------------------------------------------------------------------------------------------------------------
                                        Certificate                              Pass
                            Class           Rate             Beginning          Through           Principal             Interst
 Class       Cusip       Description        Type              Balance           Rate (%)        Distribution         Distribution
---------------------------------------------------------------------------------------------------------------------------------
   A1      12669BFX5       Senior        Fix-30/360                 0.00        7.250000                0.00                0.00
   A2      12669BFY3       Senior        Fix-30/360        14,956,255.22        7.250000          701,780.33           90,360.71
   A3      12669BFZO       Senior        Fix-30/360        43,954,000.00        7.250000                0.00          265,555.42
   A4      12669BGA4       Senior        Fix-30/360        13,000,000.00        7.250000                0.00           78,541.67
   A5       1266BGB2       Senior        Fix-30/360        64,576,307.16        7.250000        3,047,593.92          390,148.52
   A6      12669BGCO       Senior        Fix-30/360        24,644,296.30        7.250000        1,597,497.76          148,892.62
   A7      12669BGD8       Senior        Fix-30/360         7,238,835.00        7.250000                0.00           43,734.63
   A8      12669BGE6       Senior        Fix-30/360        71,048,370.37        7.250000        3,015,054.70          429,250.57
   A9      12669BGF3       Senior        Fix-30/360         3,446,935.99        7.250000          161,737.80           20,825.24
  A10      12669BGG1       Senior        Fix-30/360         5,000,000.00        8.000000                0.00           33,333.33
  All      12669BGH9       Senior        Fix-30/360         3,000,000.00        8.000000                0.00           20,000.00
  A12      12669BGJ5       Senior        Fix-30/360         2,000,000.00        9.000000                0.00           15,000.00
  A13      12669BGK2       Senior        Fix-30/360         2,666,667.00        7.500000                0.00           16,666.67
  A14      12669BGL0       Senior        Fix-30/360         1,000,000.00        6.500000                0.00            5,416.67
  A15      12669BGM8       Senior        Fix-30/360           666,667.00        8.000000                0.00            4,444.45
  A16      12669BGN6       Senior        Fix-30/360           666,666.00        8.500000                0.00            4,722.22
  A17      12669BGP1       Senior        Var-30/360        15,000,000.00        5.135000                0.00           64,187.50
  A18      12669BGQ9       Senior        Var-30/360         2,586,207.00       19.517000                0.00           42,062.50
  A19      12669BGR7       Senior        Fix-30/360         9,634,962.00        7.250000                0.00           58,211.23
  A20      12669BGS5      Strip PO       Fix-30/360         1,068,967.00        0.000000                0.00                0.00
  A21      12669BGT3       Senior        Fix-30/360        43,177,450.00        7.250000                0.00          260,863.76
  A22      12669BGU0       Senior        Fix-30/360         8,013,198.90        7.250000          206,907.41           48,413.08
  A23      12669BHB1       Senior        Fix-30/360           775,550.00        7.250000                0.00            4,685.61
   PO      12669BGV8      Strip PO       Fix-30/360         7,595,275.53        0.000000          106,722.02                0.00
   X       12669BGW6      Strip I0       Fix-30/360       164,114,676.43        0.404066                0.00           55,261.03
   M       12669BGY2       Senior        Fix-30/360         9,943,997.91        7.250000           25,925.62           60,078.32
   B1      12669BGZ9       Senior        Fix-30/360         4,419,445.72        7.250000           11,522.22           26,700.82
   B2      12669BHA3       Senior        Fix-30/360         1,767,739.08        7.250000            4,608.78           10,680.09
   B3      12669BFF4       Senior        Fix-30/360         1,104,910.45        7.250000            2,880.68            6,675.50
   B4      12669BFG2       Senior        Fix-30/360         1,104,812.42        7.250000            2,880.43            6,674.91
   B5      12669BFH0       Senior        Fix-30/360         1,456,526.00        7.250000            3,797.40            8,799.84
   AR      12669BGX4       Senior        Fix-30/360                 0.00        7.250000                0.00            2,083.20
---------------------------------------------------------------------------------------------------------------------------------
 Totals                                                   365,514,042.05                        8,888,909.07        2,222,270.11
---------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------
                                 Current                          Cumulative
                Total            Realized        Ending            Realized
 Class       Distribution         Losses         Balance             Losses
-----------------------------------------------------------------------------
   A1                0.00          0.00                0.00           0.00
   A2          792,141.04          0.00       14,254,474.90           0.00
   A3          265,555.42          0.00       43,954,000.00           0.00
   A4           78,541.67          0.00       13,000,000.00           0.00
   A5        3,437,742.45          0.00       61,528,713.24           0.00
   A6        1,746,390.38          0.00       23,046,798.54           0.00
   A7           43,734.63          0.00        7,238,835.00           0.00
   A8        3,444,305.27          0.00       68,033,315.67           0.00
   A9          182,563.04          0.00        3,285,198.19           0.00
  A10           33,333.33          0.00        5,000,000.00           0.00
  All           20,000.00          0.00        3,000,000.00           0.00
  A12           15,000.00          0.00        2,000,000.00           0.00
  A13           16,666.67          0.00        2,666,667.00           0.00
  A14            5,416.67          0.00        1,000,000.00           0.00
  A15            4,444.45          0.00          666,667.00           0.00
  A16            4,722.22          0.00          666,666.00           0.00
  A17           64,187.50          0.00       15,000,000.00           0.00
  A18           42,062.50          0.00        2,586,207.00           0.00
  A19           58,211.23          0.00        9,634,962.00           0.00
  A20                0.00          0.00        1,068,967.00           0.00
  A21          260,863.76          0.00       43,177,450.00           0.00
  A22          255,320.49          0.00        7,806,291.49           0.00
  A23            4,685.61          0.00          775,550.00           0.00
   PO          106,722.02          0.00        7,488,553.51           0.00
   X            55,261.03          0.00      158,219,931.84           0.00
   M            86,003.95          0.00        9,918,072.29           0.00
   B1           38,223.03          0.00        4,407,923.51           0.00
   B2           15,288.87          0.00        1,763,130.30           0.00
   B3            9,556.18          0.00        1,102,029.76           0.00
   B4            9,555.33          0.00        1,101,931.99           0.00
   B5           12,597.25      5,246.05        1,447,482.55      10,740.53
   AR            2,083.20          0.00                0.00           0.00
-----------------------------------------------------------------------------
 Totals     11,111,179.19      5,246.05      356,619,886.94      10,740.53
-----------------------------------------------------------------------------



                                                                    Page 1





        THE                                                                                Distribution Date:  8/25/01
      BANK OF
        NEW
       YORK

101 Barclay Street
New York, NY 10286
                                                    Countrywide Home Loans
Attn:  Courtney Bartholomew                   Mortgage Pass-Through Certificates
       212-815-5795                                      Series 1999-10



                                           Principal Distribution Detail
------------------------------------------------------------------------------------------------------------------------
                                Original          Beginning            Scheduled                            Unscheduled
                              Certificate        Certificate           Principal          Accretion          Principal
  Class        Cusip            Blaance            Balance           Distribution         Principal         Adjustments
------------------------------------------------------------------------------------------------------------------------
   A1        12669BFX5        1,695,000.00               0.00                0.00            0.00               0.00
   A2        12669BFY3       20,000,000.00      14,956,255.22          701,780.33            0.00               0.00
   A3        12669BFZO       43,954,000.00      43,954,000.00                0.00            0.00               0.00
   A4        12669BGA4       13,000,000.00      13,000,000.00                0.00            0.00               0.00
   A5        12669BGB2       93,840,390.00      64,576,307.16        3,047,593.92            0.00               0.00
   A6        12669BGCO       39,984,039.00      24,644,296.30        1,597,497.76            0.00               0.00
   A7        12669BGD8        7,238,835.00       7,238,835.00                0.00            0.00               0.00
   A8        12669BGE6      100,000,000.00      71,048,370.37        3,015,054.70            0.00               0.00
   A9        12669BGF3        5,000,000.00       3,446,935.99          161,737.80            0.00               0.00
   A10       12669BGGI        5,000,000.00       5,000,000.00                0.00            0.00               0.00
   A11       12669BGH9        3,000,000.00       3,000,000.00                0.00            0.00               0.00
   A12       12669BGJ5        2,000,000.00       2,000,000.00                0.00            0.00               0.00
   A13       12669BGK2        2,666,667.00       2,666,667.00                0.00            0.00               0.00
   A14       12669BGLO        1,000,000.00       1,000,000.00                0.00            0.00               0.00
   A15       12669BGM8          666,667.00         666,667.00                0.00            0.00               0.00
   A16       12669BGN6          666,666.00         666,666.00                0.00            0.00               0.00
   A17       12669BGPI       15,000,000.00      15,000,000.00                0.00            0.00               0.00
   A18       12669BGQ9        2,586,207.00       2,586,207.00                0.00            0.00               0.00
  A 19       12669BGR7        9,634,962.00       9,634,962.00                0.00            0.00               0.00
   A20       12669BGS5        1,068,967.00       1,068,967.00                0.00            0.00               0.00
   A21       12669BGT3       43,177,450.00      43,177,450.00                0.00            0.00               0.00
   A22       12669BGU0       10,000,000.00       8,013,198.90          206,907.41            0.00               0.00
   A23       12669BHB1          775,550.00         775,550.00                0.00            0.00               0.00
   PO        12669BGV8        8,611,388.62       7,595,275.53          106,722.02            0.00               0.00
    X        12669BGW6      218,532,852.17     164,114,676.43                0.00            0.00               0.00
    M        12669BGY2       10,144,600.00       9,943,997.91           25,925.62            0.00               0.00
   B1        12669BGZ9        4,508,600.00       4,419,445.72           11,522.22            0.00               0.00
   B2        12669BHA3        1,803,400.00       1,767,739.08            4,608.78            0.00               0.00
   B3        12669BFF4        1,127,200.00       1,104,910.45            2,880.68            0.00               0.00
   B4        12669BFG2        1,127,100.00       1,104,812.42            2,880.43            0.00               0.00
   B5        12669BFHO        1,578,041.31       1,456,526.00            3,797.40            0.00               0.00
   AR        12669BGX4              100.00               0.00                0.00            0.00               0.00
------------------------------------------------------------------------------------------------------------------------
 Totals                     450,855,829.93     365,514,042.05        8,888,909.07            0.00               0.00
------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------
                         Net               Current            Ending             Ending
                      Principal            Realized        Certificate         Certificate
  Class              Distribution           Losses           Balance              Factor
--------------------------------------------------------------------------------------------
   A1                        0.00            0.00                  0.00       0.00000000000
   A2                  701,780.33            0.00         14,254,474.90       0.71272374484
   A3                        0.00            0.00         43,954,000.00       1.00000000000
   A4                        0.00            0.00         13,000,000.00       1.00000000000
   A5                3,047,593.92            0.00         61,528,713.24       0.65567409983
   A6                1,597,497.76            0.00         23,046,798.54       0.57639996144
   A7                        0.00            0.00          7,238,835.00       1.00000000000
   A8                3,015,054.70            0.00         68,033,315.67       0.68033315671
   A9                  161,737.80            0.00          3,285,198.19       0.65703963825
   A10                       0.00            0.00          5,000,000.00       1.00000000000
   A11                       0.00            0.00          3,000,000.00       1.00000000000
   A12                       0.00            0.00          2,000,000.00       1.00000000000
   A13                       0.00            0.00          2,666,667.00       1.00000000000
   A14                       0.00            0.00          1,000,000.00       1.00000000000
   A15                       0.00            0.00            666,667.00       1.00000000000
   A16                       0.00            0.00            666,666.00       1.00000000000
   A17                       0.00            0.00         15,000,000.00       1.00000000000
   A18                       0.00            0.00          2,586,207.00       1.00000000000
  A 19                       0.00            0.00          9,634,962.00       1.00000000000
   A20                       0.00            0.00          1,068,967.00       1.00000000000
   A21                       0.00            0.00         43,177,450.00       1.00000000000
   A22                 206,907.41            0.00          7,806,291.49       0.78062914900
   A23                       0.00            0.00            775,550.00       1.00000000000
   PO                  106,722.02            0.00          7,488,553.51       0.86961044789
    X                        0.00            0.00        158,219,931.84       0.72400982401
    M                   25,925.62            0.00          9,918,072.29       0.97767011874
   B1                   11,522.22            0.00          4,407,923.51       0.97767012117
   B2                    4,608.78            0.00          1,763,130.30       0.97767012205
   B3                    2,880.68            0.00          1,102,029.76       0.97767012404
   B4                    2,880.43            0.00          1,101,931.99       0.97767011918
   B5                    3,797.40        5,246.05          1,447,482.55       0.91726530617
   AR                        0.00            0.00                  0.00       0.00000000000
--------------------------------------------------------------------------------------------
 Totals              8,888,909.07        5,246.05        356,619,886.94
--------------------------------------------------------------------------------------------


                                                                    Page 2




        THE                                                                                Distribution Date:  8/25/01
      BANK OF
        NEW
       YORK

101 Barclay Street
New York, NY 10286
                                                    Countrywide Home Loans
Attn:  Courtney Bartholomew                   Mortgage Pass-Through Certificates
       212-815-5795                                      Series 1999-10



                                              Interest Distribution Detail
------------------------------------------------------------------------------------------------------------------------
                   Beginning             Pass            Accrued            Cumulative                          Total
                  Certificate           Through          Optimal              Unpaid          Deferred        Interest
   Class            Balance             Rate (%)         Interest            Interest         Interest           Due
------------------------------------------------------------------------------------------------------------------------
     A1                   0.00          7.250000              0.00             0.00             0.00               0.00
     A2          14,956,255.22          7.250000         90,360.71             0.00             0.00          90,360.71
     A3          43,954,000.00          7.250000        265,555.42             0.00             0.00         265,555.42
     A4          13,000,000.00          7.250000         78,541.67             0.00             0.00          78,541.67
     A5          64,576,307.16          7.250000        390,148.52             0.00             0.00         390,148.52
     A6          24,644,296.30          7.250000        148,892.62             0.00             0.00         148,892.62
     A7           7,238,835.00          7.250000         43,734.63             0.00             0.00          43,734.63
     A8          71,048,370.37          7.250000        429,250.57             0.00             0.00         429,250.57
     A9           3,446,935.99          7.250000         20,825.24             0.00             0.00          20,825.24
    A10           5,000,000.00          8.000000         33,333.33             0.00             0.00          33,333.33
    All           3,000,000.00          8.000000         20,000.00             0.00             0.00          20,000.00
    A12           2,000,000.00          9.000000         15,000.00             0.00             0.00          15,000.00
    A13           2,666,667.00          7.500000         16,666.67             0.00             0.00          16,666.67
    A14           1,000,000.00          6.500000          5,416.67             0.00             0.00           5,416.67
    A15             666,667.00          8.000000          4,444.45             0.00             0.00           4,444.45
    A16             666,666.00          8.500000          4,722.22             0.00             0.00           4,722.22
    A17          15,000,000.00          5.135000         64,187.50             0.00             0.00          64,187.50
    A18           2,586,207.00         19.517000         42,062.50             0.00             0.00          42,062.50
    A19           9,634,962.00          7.250000         58,211.23             0.00             0.00          58,211.23
    A20           1,068,967.00          0.000000              0.00             0.00             0.00               0.00
    A21          43,177,450.00          7.250000        260,863.76             0.00             0.00         260,863.76
    A22           8,013,198.90          7.250000         48,413.08             0.00             0.00          48,413.08
    A23             775,550.00          7.250000          4,685.61             0.00             0.00           4,685.61
     PO           7,595,275.53          0.000000              0.00             0.00             0.00               0.00
     X          164,114,676.43          0.404066         55,261.03             0.00             0.00          55,261.03
     M            9,943,997.91          7.250000         60,078.32             0.00             0.00          60,078.32
     B1           4,419,445.72          7.250000         26,700.82             0.00             0.00          26,700.82
     B2           1,767,739.08          7.250000         10,680.09             0.00             0.00          10,680.09
     B3           1,104,910.45          7.250000          6,675.50             0.00             0.00           6,675.50
     B4           1,104,812.42          7.250000          6,674.91             0.00             0.00           6,674.91
     B5           1,456,526.00          7.250000          8,799.84             0.00             0.00           8,799.84
     AR                   0.00          7.250000              0.00             0.00             0.00               0.00
------------------------------------------------------------------------------------------------------------------------
   Totals       365,514,042.05                        2,220,186.91             0.00             0.00       2,220,186.91
------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------
                           Net              Unscheduled
                        Prepayment            Interest         Interest
   Class              Int Shortfall          Adjustment          Paid
---------------------------------------------------------------------------
     A1                    0.00                 0.00                0.00
     A2                    0.00                 0.00           90,360.71
     A3                    0.00                 0.00          265,555.42
     A4                    0.00                 0.00           78,541.67
     A5                    0.00                 0.00          390,148.52
     A6                    0.00                 0.00          148,892.62
     A7                    0.00                 0.00           43,734.63
     A8                    0.00                 0.00          429,250.57
     A9                    0.00                 0.00           20,825.24
    A10                    0.00                 0.00           33,333.33
    All                    0.00                 0.00           20,000.00
    A12                    0.00                 0.00           15,000.00
    A13                    0.00                 0.00           16,666.67
    A14                    0.00                 0.00            5,416.67
    A15                    0.00                 0.00            4,444.45
    A16                    0.00                 0.00            4,722.22
    A17                    0.00                 0.00           64,187.50
    A18                    0.00                 0.00           42,062.50
    A19                    0.00                 0.00           58,211.23
    A20                    0.00                 0.00                0.00
    A21                    0.00                 0.00          260,863.76
    A22                    0.00                 0.00           48,413.08
    A23                    0.00                 0.00            4,685.61
     PO                    0.00                 0.00                0.00
     X                     0.00                 0.00           55,261.03
     M                     0.00                 0.00           60,078.32
     B1                    0.00                 0.00           26,700.82
     B2                    0.00                 0.00           10,680.09
     B3                    0.00                 0.00            6,675.50
     B4                    0.00                 0.00            6,674.91
     B5                    0.00                 0.00            8,799.84
     AR                    0.00                 0.00            2,083.20
--------------------------------------------------------------------------
   Totals                  0.00                 0.00        2,222,270.11
--------------------------------------------------------------------------

                                                                    Page 3




        THE                                                                                Distribution Date:  8/25/01
      BANK OF
        NEW
       YORK

101 Barclay Street
New York, NY 10286
                                                    Countrywide Home Loans
Attn:  Courtney Bartholomew                   Mortgage Pass-Through Certificates
       212-815-5795                                      Series 1999-10


                                           Current Payment Information
                                                Factors per $1,000

-------------------------------------------------------------------------------------------------------------------
                                      Original          Beginning Cert.
                                    Certificate            Notional              Principal             Interest
 Class              Cusip              Balance              Balance             Distribution         Distribution
-------------------------------------------------------------------------------------------------------------------
  A1              12669BFX5          1,695,000.00           0.000000000          0.000000000          0.000000000
  A2              12669BFY3         20,000,000.00         747.812761202         35.089016365          4.518035432
  A3              12669BFZ0         43,954,000.00       1,000.000000000          0.000000000          6.041666667
  A4              12669BGA4         13,000,000.00       1,000.000000000          0.000000000          6.041666667
  A5              12669BGB2         93,840,390.00         688.150455943         32.476356117          4.157575671
  A6              12669BGC0         39,984,039.00         616.353347793         39.953386349          3.723801476
  A7              12669BGD8          7,238,835.00       1,000.000000000          0.000000000          6.041666667
  A8              12669BGE6        100,000,000.00         710.483703708         30.150546997          4.292505710
  A9              12669BGF3          5,000,000.00         689.387198856         32.347560603          4.165047660
  A10             12669BGG1          5,000,000.00       1,000.000000000          0.000000000          6.666666667
  A11             12669BGH9          3,000,000.00       1,000.000000000          0.000000000          6.666666667
  A12             12669BGJ5          2,000,000.00       1,000.000000000          0.000000000          7.500000000
  A13             12669BGK2          2,666,667.00       1,000.000000000          0.000000000          6.250000000
  A14             12669BGL0          1,000,000.00       1,000.000000000          0.000000000          5.416666667
  A15             12669BGM8            666,667.00       1,000.000000000          0.000000000          6.666666667
  A16             12669BGN6            666,666.00       1,000.000000000          0.000000000          7.083333333
  A17             12669BGP1         15,000,000.00       1,000.000000000          0.000000000          4.279166667
  A18             12669BGQ9          2,586,207.00       1,000.000000000          0.000000000         16.264166667
  A19             12669BGR7          9,634,962.00       1,000.000000000          0.000000000          6.041666667
  A20             12669BGS5          1,068,967.00       1,000.000000000          0.000000000          0.000000000
  A21             12669BGT3         43,177,450.00       1,000.000000000          0.000000000          6.041666667
  A22             12669BGUO         10,000,000.00         801.319889903         20.690740899          4.841307668
  A23             12669BHB1            775,550.00       1,000.000000000          0.000000000          6.041666667
  PO              12669BGV8          8,611,388.62         882.003572980         12.393125088          0.000000000
   X              12669BGW6        218,532,852.17         750.984004466          0.000000000          0.252872859
   M              12669BGY2         10,144,600.00         980.225727075          2.555608335          5.922197101
  B1              12669BGZ9          4,508,600.00         980.225729509          2.555608341          5.922197116
  B2              12669BHA3          1,803,400.00         980.225730392          2.555608343          5.922197121
  B3              12669BFF4          1,127,200.00         980.225732390          2.555608348          5.922197133
  B4              12669BFG2          1,127,100.00         980.225727512          2.555608336          5.922197104
  B5              12669BFH0          1,578,041.31         922.996113569          2.406401399          5.576434853
  AR              12669BGX4                100.00           0.000000000          0.000000000     20,831.977070953
-------------------------------------------------------------------------------------------------------------------
Totals                             450,855,829.93         810.711579590         19.715635198          4.929003824
-------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------
                            Ending Cert.          Pass
                               Notional          Through
 Class                         Balance           Rate (%)
-----------------------------------------------------------
  A1                          0.000000000        7.250000
  A2                        712.723744837        7.250000
  A3                      1,000.000000000        7.250000
  A4                      1,000.000000000        7.250000
  A5                        655.674099826        7.250000
  A6                        576.399961443        7.250000
  A7                      1,000.000000000        7.250000
  A8                        680.333156711        7.250000
  A9                        657.039638254        7.250000
  A10                     1,000.000000000        8.000000
  A11                     1,000.000000000        8.000000
  A12                     1,000.000000000        9.000000
  A13                     1,000.000000000        7.500000
  A14                     1,000.000000000        6.500000
  A15                     1,000.000000000        8.000000
  A16                     1,000.000000000        8.500000
  A17                     1,000.000000000        5.135000
  A18                     1,000.000000000       19.517000
  A19                     1,000.000000000        7.250000
  A20                     1,000.000000000        0.000000
  A21                     1,000.000000000        7.250000
  A22                       780.629149005        7.250000
  A23                     1,000.000000000        7.250000
  PO                        869.610447892        0.000000
   X                        724.009824010        0.404066
   M                        977.670118741        7.250000
  B1                        977.670121168        7.250000
  B2                        977.670122049        7.250000
  B3                        977.670124042        7.250000
  B4                        977.670119177        7.250000
  B5                        917.265306170        7.250000
  AR                          0.000000000        7.250000
-----------------------------------------------------------
Totals                      790.984308654
-----------------------------------------------------------

                                                                    Page 4




        THE
      BANK OF
        NEW
       YORK

101 Barclay Street
New York, NY 10286
                                                    Countrywide Home Loans
Attn:  Courtney Bartholomew                   Mortgage Pass-Through Certificates
       212-815-5795                                      Series 1999-10



Pool Level Date

Distribution Data                                                                                                        8/25/01
Revision Date                                                                                                   8/30/01 13:41:23
Cut-off Date                                                                                                              8/1/99
Determination Date                                                                                                        8/1/01
Accrual Period                      Begin                                                                                 7/1/01
                                    End                                                                                   8/1/01
Number of Days in Accrual Period                                                                                              31



----------------------------------------------------------------------------------
                             Collateral Information
----------------------------------------------------------------------------------

Group 1

Cut-Off Date Balance                                                                                                        0.00

Beginning Aggregate Pool Stated Principal Balance                                                                 365,514,041.03
Ending Aggregate Pool Stated Principal Balance                                                                    356,619,885.91

Beginning Aggregate Certificate Stated Principal Balance                                                          365,514,042.06
Ending Aggregate Certificate Stated Principal Balance                                                             356,619,886.94

Beginning Aggregate Loan Count                                                                                              1075
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                               22
Ending Aggregate Loan Count                                                                                                 1053

Beginning Weighted Average Loan Rate (WAC)                                                                             7.542621%
Ending Weighted Average Loan Rate (WAC)                                                                                7.537435%

Beginning Net Weighted Average Loan Rate                                                                               7.280772%
Ending Net Weighted Average Loan Rate                                                                                  7.275517%

Weighted Average Maturity (WAM) (Months)                                                                                     335

Number of Delay Delivery Loans not Delivered by September 27, 1999                                                             8
Aggregate Balance of Delay Delivery Loans not Delivered by September 27, 1999                                       2,921,435.61

Servicer Advances                                                                                                      58,499.69

Aggregate Pool Prepayment                                                                                           7,858,775.32
Pool Prepayment Rate                                                                                                 22.9581 CPR




                                                                    Page 1




        THE
      BANK OF
        NEW
       YORK

101 Barclay Street
New York, NY 10286
                                                    Countrywide Home Loans
Attn:  Courtney Bartholomew                   Mortgage Pass-Through Certificates
       212-815-5795                                      Series 1999-10


----------------------------------------------------------------------------------
                             Certificate Information
----------------------------------------------------------------------------------

Group 1

Senior Percentage                                                                                                94.4687360854%
Senior Prepayment Percentage                                                                                    100.0000000000%

Subordinate Percentage                                                                                            5.5312639146%
Subordinate Prepayment Percentage                                                                                 0.0000000000%


Certificate Account

Beginning Balance                                                                                                          0.00

Deposit
Payments of Interest and Principal                                                                                10,480,027.34
Liquidation Proceeds                                                                                                 697,008.80
All Other Proceeds                                                                                                         0.00
Other Amounts                                                                                                              0.00
                                                                                                                 --------------
Total Deposits                                                                                                    11,177,036.14


Withdrawals
Reimbursement of Servicer Advances                                                                                         0.00
Payment of Master Servicer Fees                                                                                       69,572.35
Payment of Sub Servicer Fees                                                                                             867.96
Payment of Other Fees                                                                                                      0.00
Payment of Insurance Premium(s)                                                                                            0.00
Payment of Personal Mortgage Insurance                                                                                     0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                           0.00
Payment of Principal and Interest                                                                                 11,111,179.17
                                                                                                                 --------------
Total Withdrawals                                                                                                 11,181,619.47

Ending Balance                                                                                                        -4,583.33


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                              6,576.41
Compensation for Gross PPIS from Servicing Fees                                                                        6,576.41
Other Gross PPIS Compensation                                                                                              0.00
                                                                                                                 --------------

Total Net PPIS (Non-Supported PPIS)                                                                                        0.00


Master Servicing Fees Paid                                                                                            69,572.35
Sub Servicing Fees Paid                                                                                                  867.96


                                                                    Page 2




        THE
      BANK OF
        NEW
       YORK

101 Barclay Street
New York, NY 10286
                                                    Countrywide Home Loans
Attn:  Courtney Bartholomew                   Mortgage Pass-Through Certificates
       212-815-5795                                      Series 1999-10


-----------------------------------------------------------------------------------
                             Delinquency Information
-----------------------------------------------------------------------------------

Group 1

Delinquency                               30 - 59 Days      60 - 89 Days        90+ Days          270+ Days              Totals

Scheduled Principal Balance               6,322,669.74      1,225,083.79            0.00               0.00        7,547,753.53
Percentage of Total Pool Balance             1.772944%         0.343526%       0.000000%          0.000000%           2.116470%
Number of Loans                                     20                 3               0                                     23
Percentage of Total Loans                    1.899335%         0.284900%       0.000000%                              2.184236%

Foreclosure

Scheduled Principal Balance                       0.00              0.00            0.00                             323,313.86
Percentage of Total Pool Balance             0.000000%         0.000000%       0.000000%                              0.090661%
Number of Loans                                      0                 0               0                                      1
Percentage of Total Loans                    0.000000%         0.000000%       0.000000%                              0.094967%

Bankruptcy

Scheduled Principal Balance                       0.00              0.00            0.00                                   0.00
Percentage of Total Pool Balance             0.000000%         0.000000%       0.000000%                              0.000000%
Number of Loans                                      0                 0               0                                      0
Percentage of Total Loans                    0.000000%         0.000000%       0.000000%                              0.000000%

REO

Scheduled Principal Balance                       0.00              0.00            0.00                                   0.00
Percentage of Total Pool Balance             0.000000%         0.000000%       0.000000%                              0.000000%
Number of Loans                                      0                 0               0                                      0
Percentage of Total Loans                    0.000000%         0.000000%       0.000000%                              0.000000%

Book Value of all REO Loans                                                                                                0.00
Percentage of Total Pool Balance                                                                                      0.000000%

Current Realized Losses                                                                                                5,246.05
Additional Gains (Recoveries)/Losses                                                                                       0.00
Total Realized Losses                                                                                                 10,740.53


                                                                    Page 3




        THE
      BANK OF
        NEW
       YORK

101 Barclay Street
New York, NY 10286
                                                    Countrywide Home Loans
Attn:  Courtney Bartholomew                   Mortgage Pass-Through Certificates
       212-815-5795                                      Series 1999-10


-----------------------------------------------------------------------------------
                   Subordination/Credit Enhancement Information
-----------------------------------------------------------------------------------

Protection                                                                                     Original                Current

Bankruptcy Loss                                                                                    0.00                   0.00
Bankruptcy Percentage                                                                         0.000000%              0.000000%
Credit/Fraud Loss                                                                                  0.00                   0.00
Credit/Fraud Loss Percentage                                                                  0.000000%              0.000000%
Special Hazard Loss                                                                                0.00                   0.00
Special Hazard Loss Percentage                                                                0.000000%              0.000000%

Credit Support                                                                                 Original                Current

Class A                                                                                  450,855,829.93         356,619,886.94
Class A Percentage                                                                          100.000000%            100.000000%




-----------------------------------------------------------------------------------
                             Reserve Fund Information
-----------------------------------------------------------------------------------

a 12reserve

Beginning Balance                                                                                                         0.00
Deposits                                                                                                                  0.00
Accrued Interest                                                                                                          0.00
Withdrawals                                                                                                               0.00
Ending Balance                                                                                                            0.00

a 14reserve

Beginning Balance                                                                                                         0.00
Deposits                                                                                                                  0.00
Accrued Interest                                                                                                          0.00
Withdrawals                                                                                                               0.00
Ending Balance                                                                                                            0.00


                                                                   Page 4
